Exhibit 99.1

News Release

Nalco Company
1601 West Diehl Road
Date: April 29, 2008	Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
Energy Services Growth Helps Nalco Start	630 305 1556
Year With Solid Results	cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com

(Naperville, Ill.) Nalco Holding Company (NYSE:NLC) generated $1 billion in first quarter 2008 sales, up 9.9 percent from the year-earlier period. Diluted earnings per share gained 53.8 percent to 20 cents per share from 13 cents in the first quarter of 2007.

Net income increased 49.0 percent to $29.2 million from the prior-year results of $19.6 million. Adjusted EBITDA, which is used to determine compliance with the Company’s debt covenants, increased 8.7 percent to $165.6 million from prior-year period results of $152.3 million that exclude a now-ended waste coal agglomeration (synfuel) business. With that synfuel business included, Adjusted EBITDA was $158.0 million in the first quarter of 2007.

Adding back the impact of non-cash amortization to earnings per share would bring adjusted earnings per share to 26 cents compared to 20 cents in the year-ago quarter. (See Attachment 7)

Free Cash Flow, defined as Cash from Operations less capital expenditures and minority interest charges, was $42.8 million. In the first quarter of 2007, Free Cash Flow totaled $34.9 million.

Energy Services continued to grow organic sales at a rapid pace, up 13.6 percent in the quarter. Growth was strongest in North America on continued strong domestic demand and through export sales to West Africa operations.  Direct contribution rose $13.4 million, supported by margin improvement.

Organic sales growth in Industrial and Institutional Services (I&IS) amounted to 2.3 percent. Broad growth in Asia Pacific and Latin America and gains in North America led by the Food and Beverage and Power businesses were blunted somewhat by modest weakness in the Europe, Africa, and Middle East (EAME) region.  Segment direct contribution declined $4.1 million nominally, with modest gains in the ongoing business more than offset by the lost $5.7 million in comparable period synfuel earnings from 2007.

Paper Services grew 1.4 percent organically, with moderate improvement everywhere except EAME.  Direct contribution rose $2.0 million, with margins flat.

Regionally, organic sales grew strongest in North America at 11.0 percent. Asia/Pacific organic sales increased 7.7 percent, followed by 4.2 percent improvement in Latin America and a decline in EAME of 4.2 percent.

NALCO COMPANY

 “Global organic sales growth of 5.5 percent and a 53.8 percent increase in diluted earnings per share represented a solid start to the year, reflecting the stability of our water and process treatment portfolio that is well-diversified across industries and geographies,” noted J. Erik Fyrwald, Nalco’s Chairman, President and Chief Executive Officer. “However, we need to continue to aggressively push price increases to restore margins to acceptable levels.”

Product and freight costs increased $23 million compared to the year-earlier first quarter, while price capture gained $17 million from the prior-year period. Nalco’s price capture has normally lagged cost inflation by one quarter.

Nalco announced that it recently completed the acquisition of Veranum Tempus Engenharia, a leader in the Brazilian indoor climate control market. “Sustainable development is a key aspect of what Nalco has delivered for 80 years. Along with the Mobotec acquisition made in December and internally developed technologies and services we continue to commercialize, this deal helps us extend the value we create to include a broader range of offerings that benefit people, the planet and the prosperity of our customers,” Fyrwald noted.

Just over 60 days into his role as CEO, Fyrwald said he is excited by the growth opportunities that Nalco has ahead of it, and also sees that additional value can be created through internal operational improvements.

“My initial view is that we have fantastic growth opportunities across our Company in our target markets of water, process and energy services, in emerging geographies such as China, India, Russia, the Middle East, the Caspian and Brazil, and with great new technologies such as 3D TRASAR® offerings, Nalco Mobotec and our oil field services deepwater technologies,“ Fyrwald said.  “However, we have some execution issues we must address to realize our full growth potential, including faster price capture, improvements in Europe and accelerating technology commercialization.”

2008 Projections

Nalco reiterated its performance projections for the year, saying the Company continues to expect to grow Adjusted EBITDA at an 8 percent pace from a synfuel-adjusted base of $707 million for 2007.  Diluted EPS on a GAAP basis is projected to improve 35 percent before giving effect to the benefit of share repurchases.

Free Cash Flow continues to be projected in the high $200 million range, and cost saving programs are expected to total $75 million with first quarter cost savings having totaled $15 million. The Company expects to continue focusing its Free Cash Flow on share repurchases and smaller, technology-based acquisitions.

The tax rate for the full year is expected to be in the 33- to 34-percent range.  A lower first-quarter rate benefited from one-time tax reductions concentrated in the quarter.

Product and freight costs are currently projected to grow on pace with prior guidance. “Despite the rapid change in crude oil prices since year-end, our current projections are in line with our previously communicated $100 million year-on-year cost increase projection.  However, if recent surges in underlying commodity costs were to continue at this pace, our $100 million estimate would be in jeopardy.  Price would then become an even larger factor in delivering our expected results for the year,” said Executive Vice President and Chief Financial Officer Bradley J. Bell.

NALCO COMPANY

Conference Call

Nalco will discuss first quarter results in a conference call and audio-only Webcast to be held on Wednesday, April 30 at 10:00 a.m. ET. Information on the conference call and Webcast is available on our Web site at www.nalco.com.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

Several non-GAAP measures are discussed in today’s press release.  Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants.  Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges. Adjustments to net earnings are identified in Attachment 7 and add back the impact of amortization of intangible assets, net of taxes, to provide investors with a view of the company’s earnings per share that has greater similarity to companies that have not been acquired in recent years. In addition, Nalco may discuss sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Attachments 8 and 9 detail the reclassification of 2007 results to reflect 2008 presentation.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA and Adjusted EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Adjusted Earnings Per Share (Unaudited)
8.	Condensed Consolidated Statements of Operations – 2007 Results Reclassified to Conform with 2008 Presentation (Unaudited)
9.	Segment Information – 2007 Results Reclassified to Conform with 2008 Presentation (Unaudited)

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited) March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$100.0	$119.9
Accounts receivable, less allowances of $20.7 in 2008 and $19.5 in 2007	805.7	805.6
Inventories:
Finished products	292.8	268.9
Materials and work in process	86.7	81.5
	379.5	350.4
Prepaid expenses, taxes and other current assets	106.1	112.6
Total current assets	1,391.3	1,388.5

Property, plant, and equipment, net	768.0	762.3
Intangible assets:
Goodwill	2,503.1	2,459.8
Other intangibles, net	1,112.5	1,121.4
Other assets	241.9	246.6
Total assets	$6,016.8	$5,978.6

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$329.3	$316.4
Short-term debt	82.5	130.4
Other current liabilities	305.7	322.5
Total current liabilities	717.5	769.3

Other liabilities:
Long-term debt	3,252.4	3,193.7
Deferred income taxes	309.0	327.5
Accrued pension benefits	319.6	314.4
Other liabilities	228.8	234.7

Minority interest	17.8	21.2
Shareholders’ equity	1,171.7	1,117.8
Total liabilities and shareholders’ equity	$6,016.8	$5,978.6

ATTACHMENT 1

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended March, 2008	Three Months ended March 31, 2007
Net sales	$999.7	$909.3
Operating costs and expenses:
Cost of product sold	564.4	504.4
Selling, administrative, and research expenses	308.8	287.5
Amortization of intangible assets	13.6	15.2
Business optimization expenses	1.0	-
Total operating costs and expenses	887.8	807.1

Operating earnings	111.9	102.2

Other income (expense), net	(3.0)	(0.3)
Interest income	2.5	2.6
Interest expense	(67.3)	(68.3)

Earnings before income taxes and minority interests	44.1	36.2

Income tax provision	13.5	14.7

Minority interests	(1.4)	(1.9)

Net earnings	$29.2	$19.6

Net earnings per share:
Basic	$0.20	$0.14
Diluted	$0.20	$0.13
Weighted-average shares outstanding (millions):
Basic	141.9	143.6
Diluted	142.8	148.0
Cash dividends declared per share	$0.035	$0.035

ATTACHMENT 2

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2008	Three Months ended March 31, 2007
Operating activities
Net earnings	$29.2	$19.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	34.5	31.8
Amortization	13.6	15.2
Amortization of deferred financing costs and accretion of senior discount notes	12.0	11.2
Other, net	11.4	1.3
Changes in operating assets and liabilities	(30.1)	(21.2)
Net cash provided by operating activities	70.6	57.9

Investing activities
Additions to property, plant, and equipment, net	(26.4)	(21.1)
Other	(5.6)	0.6
Net cash used for investing activities	(32.0)	(20.5)

Financing activities
Cash dividends	(4.9)	-
Changes in short-term debt, net	(56.0)	(7.5)
Proceeds from long-term debt	10.5	-
Repayments of long-term debt	-	(24.0)
Purchases of treasury stock	(7.6)	-
Other	(3.0)	(1.9)
Net cash used for financing activities	(61.0)	(33.4)
Effect of exchange rate changes on cash and cash equivalents	2.5	0.3
Increase (decrease) in cash and cash equivalents	(19.9)	4.3
Cash and cash equivalents at beginning of period	119.9	37.3
Cash and cash equivalents at end of period	$100.0	$41.6

ATTACHMENT 3

Nalco Holding Company and Subsidiaries
Segment Information (Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2008	Three Months ended March 31, 2007
Industrial and Institutional Services	$428.1	$404.4
Energy Services	346.7	294.4
Paper Services	201.0	186.7
Other	23.9	23.8
Net sales	$999.7	$909.3

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes and minority interests:

	Three Months ended March 31, 2008	Three Months ended March 31, 2007
Segment direct contribution:
Industrial and Institutional Services	$81.0	$85.1
Energy Services	75.4	62.0
Paper Services	28.3	26.3
Other*	(29.2)	(22.5)
Capital charge elimination	23.5	20.1
Total segment direct contribution	179.0	171.0

Expenses not allocated to segments:
Administrative expenses	52.5	53.6
Amortization of intangible assets	13.6	15.2
Business optimization expenses	1.0	-
Operating earnings	111.9	102.2
Other income (expense), net	(3.0)	(0.3)
Interest income	2.5	2.6
Interest expense	(67.3)	(68.3)
Earnings before income taxes and minority interests	$44.1	$36.2

*
Includes certain costs not allocated to segments, but deducted in arriving at direct contribution.  For the three months ended March 31, 2008, there were $6.5 million of unfavorable raw material purchase price variances included in Other.

ATTACHMENT 4

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2008	Three Months ended March 31, 2007
Net earnings	$29.2	$19.6
Income tax provision	13.5	14.7
Interest expense, net of interest income	64.8	65.7
Depreciation	34.5	31.8
Amortization	13.6	15.2
EBITDA	155.6	147.0

Business optimization expenses	1.0	-
Profit sharing expense funded by Suez	5.1	3.8
Franchise taxes	0.6	0.8
Non-cash rent expense	2.6	2.6
Non-wholly owned entities	(1.6)	0.2
Loss on sale, net of expenses	0.8	0.2
Other unusual charges	1.5	3.4
Adjusted EBITDA	165.6	158.0
Synfuel contribution	-	(5.7)
Adjusted EBITDA – excluding Synfuel	$165.6	$152.3

ATTACHMENT 5

Nalco Holding Company and Subsidiaries
Free Cash Flow (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2008	Three Months ended March 31, 2007
Net cash provided by operating activities	$70.6	$57.9
Minority interests	(1.4)	(1.9)
Additions to property, plant and equipment, net	(26.4)	(21.1)
Free cash flow	$42.8	$34.9

ATTACHMENT 6

Nalco Holding Company and Subsidiaries
Adjusted Earnings Per Share (Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2008	Three Months ended March 31, 2007

Net earnings	$29.2	$19.6
Amortization of intangible assets, net of taxes	8.5	9.6
Adjusted earnings	$37.7	$29.2

Adjusted earnings per share:
Basic	$0.27	$0.20
Diluted	$0.26	$0.20
Weighted-average shares outstanding (millions):
Basic	141.9	143.6
Diluted	142.8	148.0

ATTACHMENT 7

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
2007 Results Reclassified to Conform with 2008 Presentation
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2007	Three Months ended June 30, 2007	Three Months ended Sept. 30, 2007	Three Months ended Dec. 31, 2007	Year ended Dec. 31, 2007

Net sales	$909.3	$970.9	$998.2	$1,034.1	$3,912.5
Operating costs and expenses:
Cost of product sold	504.4	537.5	549.2	566.8	2,157.9
Selling, administrative, and research expenses	287.5	292.2	295.4	325.9	1,201.0
Amortization of intangible assets	15.2	15.4	15.6	15.9	62.1
Business optimization expenses	-	2.3	7.2	5.8	15.3
Total operating costs and expenses	807.1	847.4	867.4	914.4	3,436.3

Operating earnings	102.2	123.5	130.8	119.7	476.2

Other income (expense), net	(0.3)	-	(1.9)	(2.6)	(4.8)
Interest income	2.6	1.9	2.7	1.9	9.1
Interest expense	(68.3)	(68.2)	(69.1)	(68.4)	(274.0)

Earnings before income taxes and minority interests	36.2	57.2	62.5	50.6	206.5

Income tax provision	14.7	13.7	24.0	16.9	69.3

Minority interests	(1.9)	(1.7)	(2.0)	(2.6)	(8.2)
Net earnings	$19.6	$41.8	$36.5	$31.1	$129.0

Net earnings per share:
Basic	$0.14	$0.29	$0.25	$0.22	$0.90
Diluted	$0.13	$0.28	$0.25	$0.22	$0.88

Weighted-average shares outstanding (millions):
Basic	143.6	144.4	143.7	141.2	143.2
Diluted	148.0	148.0	146.6	144.2	146.7
Cash dividends declared per share	$0.035	$0.035	$0.035	$0.035	$0.14

ATTACHMENT 8

Nalco Holding Company and Subsidiaries
Segment Information
2007 Results Reclassified to Conform with 2008 Presentation
(Unaudited)
(dollars in millions)

	Three Months ended March 31, 2007	Three Months ended June 30, 2007	Three Months ended Sept. 30, 2007	Three Months ended Dec. 31, 2007	Year ended Dec. 31, 2007
Industrial and Institutional Services	$404.4	$432.7	$449.1	$467.3	$1,753.5
Energy Services	294.4	316.7	326.7	341.2	1,279.0
Paper Services	186.7	194.8	195.9	200.6	778.0
Other	23.8	26.7	26.5	25.0	102.0
Net sales	$909.3	$970.9	$998.2	$1,034.1	$3,912.5

Segment direct contribution:
Industrial and Institutional Services	$85.1	$93.6	$98.2	$97.7	$374.6
Energy Services	62.0	74.5	71.1	78.5	286.1
Paper Services	26.3	31.9	31.6	32.2	122.0
Other	(22.5)	(27.2)	(18.3)	(22.1)	(90.1)
Capital charge elimination	20.1	20.9	22.0	23.2	86.2
Total segment direct contribution	171.0	193.7	204.6	209.5	778.8

Expenses not allocated to segments:
Administrative expenses	53.6	52.5	51.0	68.1	225.2
Amortization of intangible assets	15.2	15.4	15.6	15.9	62.1
Business optimization expenses	-	2.3	7.2	5.8	15.3
Operating earnings	102.2	123.5	130.8	119.7	476.2
Other income (expense), net	(0.3)	-	(1.9)	(2.6)	(4.8)
Interest income	2.6	1.9	2.7	1.9	9.1
Interest expense	(68.3)	(68.2)	(69.1)	(68.4)	(274.0)
Earnings before income taxes and minority interests	$36.2	$57.2	$62.5	$50.6	$206.5

Note: Reclassifications made to 2007 results to conform with 2008 presentation included:

•	Results in India and Japan that had been previously reported in the Other segment are now reported as part of the three primary end-market segments.

•	The transfer of certain petrochemical and emerging markets customers from Industrial and Institutional Services to Energy Services.

ATTACHMENT 9